EX-e(8)

VARIABLE UNIVERSAL LIFE INSURANCE BENEFIT SELECTION/PREMIUM ALLOCATION

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
Home Office: Lansing, Michigan
www.jackson.com

PLEASE PRINT

Must accompany the application. Complete for all VUL Insurance Policies.

Proposed Insured

First Name	Middle Name	Last Name	Date of Birth (mm/dd/yyyy)	Social Security Number
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Policy Owner (if other than Proposed Insured)

Individual Name (First, Middle, Last) or Non-Natural Owner/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/Tax I.D. No.
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Death Benefit Qualification Test

Select one of the following death benefit qualification tests **(Once selected, this choice may not be changed):**

☐ Guideline Premium and Cash Value Corridor Test
☐ Cash Value Accumulation Test

Cash Value Accumulation Test Not Available

Optional Benefits

Benefits/Riders (if available)
☐ Primary Insured Term Companion Policy
Product Name: ____________
Death Benefit: $ ____________
☐ Other Insured Term Insurance Rider
(please complete separate application)
☐ Children's Insurance Rider (CIR) ______ Units
(complete X3250 for CIR riders.)

Waiver Options (May select only one)
☐ Waiver of Specified Premium
Amount to be waived annually: $__________
☐ Waiver of Monthly Deductions

Death Benefit Options

Select only one:
☐ Death Benefit Option A
☐ Death Benefit Option B
☐ Death Benefit Option C[1]

[1] The Guaranteed Death Benefit Rider is not included if this option is selected.

Telephone and Electronic Transfers Authorization

By checking "Yes," I (we) authorize Jackson National Life Insurance Company® (Jackson®) to accept Investment Divisions/Fixed Account transfers/allocation changes via telephone, internet, or other electronic medium from me (us) and my (our) Producer/Representative subject to Jackson's administrative procedures. This authorization is not extended to Authorized Callers.

Do you authorize these types of transfers? ☐ Yes ☐ No

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that Jackson, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, not withstanding subsequent allegations of error or mistake in connection with any such transaction instruction.

If no election is made, Jackson will default to "No" for residents of Nebraska, New Hampshire, and North Dakota and to "Yes" for residents of all other states.

Premium Allocation and Source of Monthly Deductions

Premium Allocation. Please select from the following Investment Divisions and Fixed Account option by entering whole percentages in the left-hand columns. Subsequent payments will be invested in the selected Investment Division(s) and Fixed Account option unless Jackson is otherwise instructed. **Use whole percentages only.**

Source of Monthly Deductions. You may indicate the percentages of the monthly deductions to be withdrawn from the Investment Division(s) listed below by entering whole percentages (must total 100%) in the right-hand columns. If you do not enter percentages, monthly deductions will be subtracted from all Investment Division(s) in proportion to their value on the Monthly Anniversary.

Premium Allocation	Investment Divisions	Source of Monthly Deductions
	JNL® /American Funds®	
	Blue Chip Income and Growth	
	Global Bond	
	Global Small Capitalization	
	Growth-Income	
	International	
	New World	
	JNL/BlackRock	
	Commodity Securities	
	Global Allocation	
	JNL/Capital Guardian	
	Global Balanced	
	Global Diversified Research	
	U.S. Growth Equity	
	JNL/Eagle	
	Core Equity	
	SmallCap Equity	
	JNL/Franklin Templeton	
	Global Growth	
	Income	
	International Small Cap Growth	
	Mutual Shares	
	Small Cap Value	
	JNL/Goldman Sachs	
	Core Plus Bond	
	Mid Cap Value	
	U.S. Equity Flex	
	JNL/Invesco	
	Global Real Estate	
	International Growth	
	Large Cap Growth	
	Small Cap Growth	
	JNL/Ivy	
	Asset Strategy	
	JNL/JPMorgan	
	International Value	
	MidCap Growth	
	U.S. Government & Quality Bond	
	JNL/Lazard	
	Mid Cap Equity	
	JNL/M&G	
	Global Basics	
	Global Leaders	
	JNL/Mellon Capital Management	
	JNL 5	
	25	
	Select Small-Cap	
	JNL Optimized 5	
	VIP	
	Dow℠ Dividend	
	European 30	
	Nasdaq® 25	
	NYSE® International 25	

Premium Allocation	Investment Divisions	Source of Monthly Deductions
	JNL/Mellon (continued)	
	Pacific Rim 30	
	S&P® 24	
	S&P SMid 60	
	Value Line® 30	
	S&P 500® Index	
	S&P 400 MidCap Index	
	Small Cap Index	
	International Index	
	Bond Index	
	Communications Sector	
	Consumer Brands Sector	
	Financial Sector	
	Healthcare Sector	
	Oil & Gas Sector	
	Technology Sector	
	JNL/Oppenheimer	
	Global Growth	
	JNL/PAM	
	Asia ex-Japan	
	China-India	
	JNL/PIMCO	
	Real Return	
	Total Return Bond	
	JNL/PPM America	
	High Yield Bond	
	Mid Cap Value	
	Small Cap Value	
	Value Equity	
	JNL/T. Rowe Price	
	Established Growth	
	Mid-Cap Growth	
	Short-Term Bond	
	Value	
	JNL/WMC	
	Balanced	
	Money Market	
	Value	
	JNL/S&P	
	Competitive Advantage	
	Dividend Income & Growth	
	Intrinsic Value	
	Total Yield	
	Fixed Account *	
	Totals (must equal 100%)	

* Only one transfer per Policy Year is allowed from the Fixed Account (unless Rebalancing or Dollar Cost Averaging has been elected). The transfer amount is limited to the greater of $1,000 (or Fixed Account Value if less), the amount transferred out of the Fixed Account in the previous year, or 25% of the Fixed Account Value.

Systematic Investment (periodic premium allocation program)

If you wish to establish automatic rebalancing for your asset allocation indicate the start date and frequency of rebalancing below.

Start Date for Rebalancing (mm/dd/yyyy): ______________

Frequency of Rebalancing: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

NOTE: Start date must be after the allocation date. If no start date is selected, rebalancing will begin on the Monthly Anniversary one month/quarter/half year/year period (depending on the frequency You selected) from the date Jackson receives this form at its Service Center in Good Order. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31, unless set up on an annual frequency.

Transfer Information

Complete this section if you are transferring assets from another policy or contract. The approximate amount of transfer is the net amount to be sent to Jackson.

Approximate Amount of Transfer: $ ______________

Transfer Type *(Only non-qualified funds can be accepted)*

☐ **Non-1035 Exchange Funds**
☐ **Life Insurance Policy, 1035 Exchange**
☐ This Policy is a Modified Endowment Contract (MEC).
☐ An existing loan with approximate value of $ ______________ is being transferred.
(This amount will be allocated to the loan account as collateral for the loan.)

Suitability - To be completed by the Policy Owner

1. Do you believe that the Policy applied for will meet your insurance and financial objectives?............... ☐ Yes ☐ No
2. Do you understand that the death benefit, policy value, and surrender value may increase or decrease depending on the experience of the Fixed Account and Investment Divisions?.. ☐ Yes ☐ No
3. Do you understand that upon issue of the Policy the initial premium will be allocated to a Fixed Account until the Allocation Date? (Please see the prospectus for details).. ☐ Yes ☐ No
4. Did you receive a copy of the prospectus?.. ☐ Yes ☐ No
5. Do you understand that the Policy applied for may lapse if the net policy value less any applicable surrender charge becomes insufficient to cover the Policy's monthly deductions?................................ ☐ Yes ☐ No
6. Do you understand that any personalized illustrations received are based on a hypothetical rate of return assumption that may not be indicative of actual future investment experience of the Investment Division(s) or actual interest credited to the Fixed Account?.. ☐ Yes ☐ No

Date of the prospectus (mm/dd/yyyy): ______________

THE DEATH BENEFIT PROCEEDS AND AMOUNTS IN THE INVESTMENT DIVISION(S) ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE INVESTMENT DIVISION(S).

Premium Received in Excess of IRC Premium Limitations

For Premiums received within 15 days prior to a Policy Anniversary you authorize Jackson National Life Insurance Company to hold any Premium in excess of any Internal Revenue Code 7702 or 7702A premium limits to be applied in the next Policy Year. Please see the Premium and Premium Limits section of your prospectus for information on these limits. No interest will be paid on funds held for this reason and the funds will not be protected by any insurance guaranty fund or deposit insurance until they are applied as Premium.

Premiums received within 15 days prior to a Policy Anniversary will be considered Premium for the next Policy Year for any applicable Sales Charges.

Signatures

Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Joint Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Producer/Representative Signature	Date Signed (mm/dd/yyyy)
	/ /